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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Pennsylvania Real Estate Investment Trust:

         We consent to the incorporation by reference in the registration statements (File No. 33-61115, File No. 333-48917, File No. 333-70157, as
amended, File No. 333-74693, File No. 333-74695, File No. 333-74697, File No.
333-36626, File No. 333-97337 and File No. 333-97985) on Form S-3 and (File No.
33-59771, File No. 33-59773, File No. 33-59767, File No. 333-69877, File No.
333-97677 and File No. 333-103116) on Form S-8 of Pennsylvania Real Estate Investment Trust of our report dated March 27, 2003, except as to note 16, which is as of June 27, 2003, with respect to the consolidated balance sheets of Pennsylvania Real Estate Investment Trust and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedules, which report appears in the June 27, 2003 Current Report on Form 8-K of Pennsylvania Real Estate Investment Trust. Our report also indicates that effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

                                                   /s/ KPMG LLP
                                                   ------------


Philadelphia, Pennsylvania
August 8, 2003